First Quarter 2025 Earnings Release Conference Call
May 2, 2025

Derek Everitt – Terex Corporation – Vice President, Investor Relations

Good morning and welcome to the Terex Corporation (“Terex” or “Company”) first quarter 2025 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined today by Simon Meester, President and Chief Executive Officer, and Jennifer Kong, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question-and-answer.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. These risks are described in greater detail in the earnings materials and in our reports filed with the Securities and Exchange Commission. On this call, we will be discussing non-GAAP financial information, including adjusted figures that we believe are useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to Simon Meester.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Derek, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. A fundamental part of our journey to becoming a world class operating company is achieving world class safety performance. I want to thank our global team members for their ongoing commitment to safety and our Terex values. As we grow and transform our company, our values will continue to include keeping each other safe, treating each other with respect and dignity and being stewards of our environment and our community.

Turn to slide 4. Our overall Q1 financial performance exceeded our initial outlook. We delivered earnings per share (“EPS”) of $0.83 on sales of $1.2 billion and return on invested capital of 15%. Aerials (“Aerials”) and Materials Processing (“MP”) operating margins were impacted by production cuts in the past two quarters that exceeded the decline in sales for that period. Those actions were necessary to manage inventory and rebalance supply with demand. The impact is largely behind us, and we expect to see margins improve in Q2. Environmental Solutions (“ES”), which includes Environmental Solutions Group (“ESG”) and Terex Utilities, accounted for one-third of our global sales in the quarter and earned 19.4% operating margin. Strong execution by our ES team. Looking ahead in the current environment, it’s difficult to predict where we are going to land in terms of tariffs. The good news is that we have been proactive in terms of forward placing inventory and are, like everyone else, working around the clock to mitigate what is currently right in front of us. We are maintaining our full-year EPS outlook of $4.70 to $5.10 including the assumed impact of the recently announced tariffs, fully realizing that things can change fast. For our full-year sales outlook, we continue to expect lower year-over-year sales in Aerials and MP in line with our previous 2025 outlook and slightly better growth in ES.

Moving to slide 5. Adding ESG made Terex a more United States (“U.S.”) centric company, which is obviously helping in the current environment. Approximately 75% of our 2025 U.S. machine sales are expected to be generated by products that we produce in at least one of our 11 U.S. manufacturing facilities. ES’s full line of refuse collection vehicles, utility vehicles, compactors and digital solutions are all designed and made in America. Genie manufactures the vast majority of the booms and scissors sold in the U.S. in Washington state, representing about 70% of its U.S. sales. Telehandlers and other products manufactured in Monterrey, Mexico, totaling approximately 20% of its U.S. sales, qualify under the U.S.-Mexico-Canada Agreement (“USMCA”) trade agreement and are currently exempted from the recently announced tariffs. MP has our most globally diverse footprint. Approximately 40% of the segment’s 2025 U.S. sales, including cement mixers and certain environmental and aggregate products, are made in the U.S. It is important to note that our primary aggregates product lines are produced in Northern Ireland, which is part of the United Kingdom, and not expected to be the target of long-term trade action. In total, about 85% of MP’s 2025 U.S. sales are generated by products made in the U.S. or the United Kingdom. Cranes and Material Handlers manufactured in the European Union represent less than 10% of MP’s U.S. sales. Like other industrial companies, we have a global supply base and exposed to tariffs on imported material. A key element of our tariff mitigation plan was working closely with our global suppliers to absorb the added cost and forward place inventory to buffer the impact. We are leveraging our global sourcing capabilities to rebalance supply to more favorable sources, among other actions. We will work to mitigate as much cost inflation as we can to limit the burden on our customers. That said, the cornerstone of our pricing strategy will continue to be maintaining price cost neutrality.

Continuing to page 6. Our portfolio of businesses compete across an attractive and diverse set of end markets. Waste and recycling, which represents approximately 25% of our global revenue, is characterized by low cyclicality and steady growth. About 20% of our business is related to infrastructure where significant investment continues to be put in place in the U.S. and around the world. Utilities is about 10% and growing due to the need to expand and strengthen the power grid. These three markets, representing more than half of our revenue, are highly resilient and less exposed to macroeconomic or geo-political dynamics than any other area. General construction, which in the past had represented the majority of our end markets, is now less than a third. Mega projects and publicly funded demand remains healthy, while private sector demand is cautious. Turning to Europe, we continue to see a generally weak economic environment in the near term, with a more encouraging outlook for infrastructure and related spending growth in the medium to longer-term. We also remain encouraged by increasing adoption of our products in emerging markets such as India, Southeast Asia, the Middle East and Latin America.

Please turn to slide 7. We continue to implement our updated Execute, Innovate and Grow strategy. Integrating ESG into Terex is on track and we fully expect to deliver more than $25 million in operational run-rate synergies by the end of 2026. We are leveraging ESG’s expertise to improve throughput and increase capacity for certain Utilities product lines that have backlog stretching into 2027. A clear demonstration of synergy within our ES segment. We continue to evaluate our global footprint, focusing on opportunities to reduce fixed costs while improving operational performance, efficiency and flexibility. When it comes to Innovation, we have an exciting new product development pipeline focused on maximizing return on investment for our customers, and we are expanding our suite of digital solutions. We are investing in robotics, automation and digitizing workstreams for the benefit of our customers and to make our operations more flexible and efficient at the same time. Turning to Growth, completing the ESG acquisition was a significant step forward. We fully expect organic growth in that business to continue, driven by demographics, product technology adoption, share gains and further penetration of our digital solutions. Our Aerials and MP businesses continue to execute their growth strategy by accelerating adoption and exploring new channels and markets. Overall, we have a $40 billion addressable market with significant upside for our businesses.

Turning to slide 8. At the core of our product development process is working with our customers to develop solutions that address their challenges and capitalize on their opportunities. A great example is ESG’s 3rd Eye digital suite of on-board applications for waste collection vehicles. In addition to revenue generation and operating efficiency applications, 3rd Eye helps our customers improve safety performance. The middle picture is a great shot from atop a Genie super-boom at a recent PGA event. We see growth in sports and entertainment applications as Genie products provide safe, stable and flexible solutions. The image on the right is our new CBI woodchipper. The CBI team worked with their customers to design a machine with exceptional performance and industry-leading ease of maintenance. CBI is part of our MP Environmental vertical providing solutions to the growing biomass, wood processing and vegetation management sectors. Each of these examples demonstrate the strength and leverage of the Terex portfolio to maximize return on investment for our customers. And with that, I’ll turn it over to Jenn.

Jennifer Kong-Picarello – Terex Corporation – Senior Vice President and Chief Financial Officer

Thank you, Simon, and good morning, everyone. Let’s look at our Q1 financial results on slide 9. Total net sales of $1.2 billion were 4.9% lower than the prior year or negative 3.6% at constant exchange rates. Excluding ESG, our organic sales declined by 25% year-over-year in line with our expectation, driven by continued channel adjustment coupled with timing of our backlog conversion. Our book to bill was 124%, demonstrating a second consecutive quarter of book to bill above 100%, and our backlog remains strong at $2.6 billion, up 13% sequentially. ES delivered a strong quarter, representing one third of Terex sales, confirming Simon’s point that we are becoming a more resilient and less cyclical company. Our operating margin was 9.1%, 350 basis points lower than prior year. This was slightly better than anticipated due to strong performance in ES. I do want to mention that while our Q1 operating margin was lower than prior year, it was a 130 basis points sequential improvement versus Q4 2024 on similar volume. Excluding ESG, our organic operating margin declined by 760 basis points. Approximately 75% of the organic margin decline is driven by volume, with the remaining 25% margin decline driven by unfavorable absorption, partially offset by $20 million of selling, general, and administrative (“SG&A”) reduction and cost productivity. Interest and other expenses were $41 million, $26 million higher than last year due to interest on ESG acquisition financing. The first quarter effective tax rate was 21%, slightly higher than the prior year. EPS for the quarter was $0.83 and EBITDA was $128 million. It is important to note the impact of factory under-absorption associated with the production rate take-down in Aerials and MP was approximately $0.31 per share in Q1. Free cash flow improved compared to Q1 last year, due to better working capital performance despite lower earnings.

Please turn to slide 10 to review our segment results, starting with Aerials. Sales of $450 million were consistent with our expectations. Approximately half of these sales were generated in March, as our rental customers began to ramp up their deliveries heading into the seasonally higher construction period. That pattern is continuing into Q2. Operating margin of 3% was down from last year, but slightly higher sequentially. Half of the margin deterioration was driven by lower sales, while the remaining was due to under-absorption from the production cuts that are largely behind us. We expect Aerials to return to double digit operating margins in the second quarter as we ramp up production in line with seasonal demand.

Turning to slide 11. MP sales of $382 million were in line with our 2025 planning. We continue to see a high fleet utilization rates in the U.S. Quotation activity across our dealer network is positive, with dealer stock levels declining albeit slowly. However, macro uncertainty and higher interest rates remain a headwind for rent to own conversions, and the European market remains weak. Our Concrete business delivered a solid Q1, with improved margins driven by new customers. Despite lower volume and unfavorable absorption in the quarter, MP was able to maintain double digit margins due to cost reduction actions, including reducing SG&A by 12% or $6M as compared to last year. We expect Q1 to be the lowest margin quarter for MP as we anticipate sequential improvement over the course of the year.

Please turn to slide 12 to review ES. Our ES segment had an excellent quarter, generating approximately $400 million in sales, which represents a third of our total Terex sales in Q1. As Simon mentioned, ESG achieved record throughput resulting in record sales. Q1 shipments from Heil were significantly higher than prior year. Operating margin for ES was 19.4%, which included consistent year-over-year margin performance in Terex Utilities and meaningful improvement at ESG. On a pro forma basis, this translates to a year-over-year positive 420 basis point margin improvement when we include ESG in our Q1 2024 baseline. We expect margins to remain strong going forward, but slightly moderating from their Q1 level. I look forward to consistent strong performance from this segment.

Please turn to slide 13. We continue to maintain strong liquidity and a flexible capital structure with the right mix of secured and unsecured debt and variable versus fixed rates. As stated previously, we can prepay or reprice a significant portion of the debt and we do not have any maturities until 2029. We ended Q1 2025 with $1.1 billion of liquidity, consistent with our outlook. We plan to de-leverage in second half of the year as we generate increased cash flow from operations. We will also continue to invest in our businesses, fueling organic growth and profitability improvement. In Q1 we reported a return on invested capital of 15%, well above our cost of capital. Returning capital to shareholders remains a priority. In the first quarter, we repurchased $32 million of Terex stock and paid $11 million in dividends. We will continue to take advantage of market conditions to repurchase shares at favorable price levels. Terex is in a strong financial position to continue investing in our business and executing our strategic initiatives while returning capital to shareholders.

Turning to bookings and backlog on slide 14. Our bookings and backlog trends have returned to seasonal patterns supported by strong bookings in Aerials in the first quarter. Our current backlog of $2.6 billion is up $300 million or 13% higher than prior quarter, as you can see in the backlog chart in the appendix. It is consistent with seasonal historical levels and supportive of our outlook. We continued to see strong Aerials book to bill of 144% in the quarter, predominately driven by replacement demand. MP’s backlog increased 33% sequentially and is in line with pre-covid norms. MP has returned to its traditional book to bill with approximately three months of backlog. ES backlog of $1.1 billion continues to demonstrate strong demand in both ESG and Terex Utilities.

Now turn to slide 15 for our 2025 outlook. We are operating in a complex environment with many macroeconomic variables and geo-political uncertainties, and results could change negatively or positively. Our outlook assumes approximately $0.40 of net tariff impact, which includes easing of the current rates. We continue to expect full year 2025 sales of between $5.3 and $5.5 billion, representing between $200 to $400 million higher sales than the prior year, as the ESG acquisition more than offsets 8% to 12% lower organic sales, consistent with our previous outlook. We continue to expect segment operating margin of approximately 12%, resulting from the planned improvements in Aerials and MP, continued strong performance in ES and ongoing actions to largely mitigate the impact of tariffs. We also continue to expect interest and other expenses of about $175 million and an effective tax rate of 20%. As a result, we are maintaining our full-year EPS outlook of $4.70 to $5.10. From a quarterly EPS perspective, we still expect Q2 and Q3 to be stronger than Q1 and Q4. We continue to expect a significant increase in free cash flow compared to 2024, anticipating between $300 and $350 million in 2025, driven by working capital reductions and a full year of ESG cash generation, while continuing to invest in our businesses with expected capex of approximately $120 million.

Looking at our segments, we are maintaining our Aerials and MP sales expectations and increasing our sales outlook for ES. In Aerials, we had planned conservatively, with the assumption that our rental customers are primarily deploying replacement capex this year. Our bookings, actual deliveries and ongoing discussions continue to give us confidence in the Aerials outlook of down low double digit. We expect Aerials to return to double digit margins in Q2, including the impact of tariffs. In MP, our backlog coverage as well as the underlying machine utilization rates, parts consumption and quote activity, continue to give us confidence in our down high single digit outlook for the year. We expect MP to achieve full year decremental margins well within our 25% targets. ES had a great first quarter, and we are increasing our full-year outlook of sales up high single-digits. And, with that, I turn it back to Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Jenn. I will now turn to slide 16. Terex is well positioned to navigate the current dynamic environment and deliver long-term value to our shareholders. We have a strong, more synergistic portfolio of industry leading businesses across a diverse landscape of industrial segments with attractive end markets. We will improve our through-cycle financial performance as we integrate ESG and realize synergies across the Company. As always, I want to close by thanking our team members around the world. We have embarked on an exciting path forward, building and growing a new Terex. And, with that, I would like to open it up for questions. Operator?